Exhibit 4.1

EXECUTION VERSION

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

AND

COMPUTERSHARE INC. and

COMPUTERSHARE TRUST COMPANY, N. A., collectively,

AS DEPOSITARY

AND

THE HOLDERS FROM TIME TO TIME OF

THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

RELATING TO STOCK IN BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

MASTER DEPOSIT AGREEMENT

Dated as of April 24, 2013

i

ii

MASTER DEPOSIT AGREEMENT (this “Agreement”), dated as of April 24, 2013, among Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “Company”), Computershare Inc., a Delaware corporation and its wholly-owned subsidiary, Computershare Trust Company, N. A., a national banking association (collectively, the “Depositary” or individually, “Computershare” and the “Trust Company” respectively ), and the holders from time to time of the Depositary Shares described herein.

WHEREAS, it is desired to provide, as hereinafter set forth in this Agreement, for the deposit of shares of 6.95% Non-Cumulative Perpetual Preferred Stock, Series D, of the Company, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof (the “Stock”), from time to time with the Depositary for the purposes set forth in this Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Stock so deposited; and

WHEREAS, Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Agreement;

NOW, THEREFORE, in consideration of the promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

The following definitions shall, for all purposes, unless otherwise indicated, apply to the respective terms used in this Agreement:

“Articles of Organization” shall mean the Restated Articles of Organization of the Company, as amended, as the same may be further amended and supplemented from time to time.

“Certificate” shall mean the Certificate of Designations filed with the Secretary of the Commonwealth of the Commonwealth of Massachusetts establishing a class or series of stock of the Company.

“Depositary” shall mean the Depositary as defined above and any successor as Depositary hereunder.

“Depositary Shares” shall mean Depositary Shares, each representing 1/40th of a share of Stock and evidenced by a Receipt.

“Depositary’s Agent” shall mean an agent appointed by the Depositary, if any, pursuant to Section 5.1 and shall include the Registrar if such Registrar is not the Depositary.

“Depositary’s Office” shall mean the principal office of the Depositary at which at any particular time its depositary receipt business shall be administered.

“Person” shall mean any natural person, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, unincorporated association, trust or other entity, and shall include any success (by merger or otherwise) of the foregoing.

“Receipt” shall mean one of the depositary receipts, which, unless issued in book-entry or other electronic form, shall be substantially in the form set forth as Exhibit A hereto, issued hereunder, whether in definitive or temporary form and evidencing the number of Depositary Shares held of record by the record holder of such Depositary Shares.

“record holder” or “holder” as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

“Redemption Date” shall have the meaning ascribed thereto in Section 2.8 herein.

“Registrar” shall mean the Depositary or such other bank or trust company which shall be appointed to register ownership and transfers of Receipts as herein provided.

“Securities Act” shall mean the Securities Act of 1933, as amended.

ARTICLE II

Form of Receipts, Deposit of Stock, Execution and Delivery, Transfer, Surrender and Redemption of Receipts

Section 2.1 Form and Transfer of Receipts. Unless issued in book-entry or other electronic form, definitive Receipts issued on or after the date hereof shall be substantially in the form set forth in Exhibit A annexed to this Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided, if and to the extent required by any securities exchange on or interdealer quotation system which the Receipts are listed or quoted. Pending the preparation of definitive Receipts or if definitive Receipts are not required by any securities exchange on which the Receipts are listed or quoted, the Depositary, upon the written order of the Company or any holder of Stock, as the case may be, delivered in compliance with Section 2.2 herein, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary’s Office or at such other place or places as the Depositary shall determine, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company’s expense and without any charge to the holder therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Stock, as definitive Receipts.

Receipts shall be executed by the Depositary by the manual and/or facsimile signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless it shall have been executed in accordance with the foregoing sentence. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts shall be in denominations of any number of whole Depositary Shares. The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Agreement.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Agreement as may be required by the Company or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or interdealer quotation system upon which the Stock or the Depositary Shares may be listed or quoted or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

Title to Depositary Shares evidenced by a Receipt shall be transferable by delivery of such Receipt, properly endorsed or accompanied by a properly executed instrument of transfer, and including a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Depositary; provided, however, that until transfer of Depositary Shares evidenced by a Receipt has been registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the record holder of such Depositary Shares at such time as the absolute owner thereof for the purpose of determining the person entitled to (i) distributions of dividends or other distributions, (ii) the exercise of redemption or voting rights, or (iii) to any notice provided for in this Agreement and for all other purposes.

In the event Depositary Shares are issued in book-entry or other electronic form, holders of Depositary Shares shall be required to follow procedures corresponding to those set forth herein with respect to Depositary Shares evidenced by Depositary Receipts, as reasonably determined by the Depositary and the Company, in connection with the transfer, surrender, exchange or redemption of the Depositary Shares, provided that procedures for transfer will be consistent with Article 8, Section 4 of the Uniform Commercial Code in effect in the State of New York (the “UCC”), and with the reasonable requirements of the Depositary.

Section 2.2 Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Agreement, the Company may from time to time deposit Stock under this Agreement (i) in book-entry form by registering such Stock in the name of the Depositary in the records maintained by the Depositary in its capacity as Registrar of the Stock or (ii) by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a properly executed instrument of transfer, in form satisfactory to the Depositary, in each case, together with all such certifications and legal opinions as may be reasonably required by the Depositary in accordance with the provisions of this Agreement, and together with a written order of the

Company or such holder, as the case may be, directing the Depositary to issue and register the Depositary Shares representing such deposited Stock in book-entry form in the name of, or in the name of the person or persons designated by, the person or persons stated in such order, or directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock, as applicable.

Pursuant to the foregoing paragraph, the Company shall provide to the Depositary an opinion of counsel stating that (a) the distribution of all such securities or property has been registered under the Securities Act or that registration is not required, and any applicable state securities law filings have been made with respect to such securities; and (b) all such securities are validly issued, fully paid and non-assessable.

Deposited Stock shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine.

Upon receipt by the Depositary (or the Registrar of the Stock, if other than the Depositary) of instructions to issue and register Stock in book-entry form in the name of the Depositary or its nominee or upon receipt by the Depositary of a certificate or certificates for the Stock deposited in accordance with the provisions of this Section 2.2, in each case, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Receipt or Receipts (or issue in book-entry form to the applicable persons, as the case may be) for the whole number of Depositary Shares representing, in the aggregate, the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other place or places as the Depositary may determine. Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

Section 2.3 Registration of Transfer of Depositary Shares. Subject to the terms and conditions of this Agreement, the Depositary shall register in its books from time to time transfers of Depositary Shares evidenced by Receipts upon any surrender of such Receipts by the holders in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer as well as a signature guarantee of such holders or authorized attorney by eligible guarantor institution which is a participant in a medallion guarantee program approved by the Securities Transfer Association, and other evidence of authority as may be reasonably required by the Depositary. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

Section 2.4 Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock. Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other place or places as it may determine for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

Any holder of Depositary Shares representing any number of whole shares of Stock may (unless such Depositary Shares have previously been called for redemption) withdraw the Stock and all money and other property, if any, represented thereby by surrendering such Depositary Shares (including any Receipts evidencing such Depositary Shares) at the Depositary’s Office or at such other place or places as the Depositary may determine for such withdrawals and paying any unpaid amount due the Depositary. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Depositary Shares so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or upon his order, a new Receipt evidencing such excess number of Depositary Shares, provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share. Delivery of the Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate which, if required by the Depositary, shall be properly endorsed or accompanied by properly executed instruments of transfer.

If the Stock and the money and other property being withdrawn are to be delivered to a Person or Persons other than the record holder of the Depositary Shares being surrendered for withdrawal of Stock, such holders shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that any Receipt or Receipts surrendered by such holder for withdrawal of such Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of the Stock and the money and other property, if any, represented by Depositary Shares surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the holder surrendering such Depositary Shares and for the account of the holder thereof.

Section 2.5 Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, split-up or combination of any Receipt or surrender, exchange or registration of transfer of any Depositary Shares, the Depositary, any of the Depositary’s Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of Depositary Shares pursuant to Sections 3.2 and 5.7, (ii) the production of evidence satisfactory to it as to the identity and genuineness of any signature, and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Agreement.

The deposit of Stock may be refused, the delivery of Receipts may be suspended and the surrender, exchange or registration of transfer of outstanding Depositary Shares may be suspended (i) during any period when the register of stockholders of the Company is closed, or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, stock exchange, interdealer quotation system or the Financial Industry Regulatory Authority or under any provision of this Agreement.

Section 2.6 Lost Receipts, etc. In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its reasonable discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof, (ii) the furnishing of the Depositary with a surety bond reasonably satisfactory to it and (iii) the payment of any reasonable expense (including reasonable fees, charges and expenses of the Depositary) in connection with such execution and delivery, all in a manner consistent with Section 8-405 of the UCC.

Section 2.7 Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Company is authorized to destroy all Receipts so cancelled.

Section 2.8 Redemption of Stock. Whenever the Company shall be permitted and shall elect to redeem Stock in accordance with the provisions of the Articles of Organization and the applicable Certificate, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary not less than 30 days’ notice of the date of such proposed redemption of Stock and of the amount of such Stock held by the Depositary to be so redeemed and the applicable redemption price, as set forth in the applicable Certificate, which notice shall be accompanied by a certificate from the Company stating that such redemption of Stock is in accordance with the provisions of the applicable Certificate. On the date of such redemption, provided that the Company shall then have paid or caused to be paid in full to Computershare the redemption price of the Stock to be redeemed, plus an amount equal to all accrued and unpaid dividends (whether or not declared) thereon up to, but excluding the date fixed for redemption, without interest, in accordance with the provisions of the applicable Certificate, the Depositary shall redeem the number of Depositary Shares representing such Stock. The Depositary shall mail notice of the Company’s redemption of Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be so redeemed by first-class mail, postage prepaid, promptly upon the Depositary’s receipt of the Company’s notice to redeem the Stock and, in any event, not fewer than 30 nor more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the “Redemption Date”) to the record holders of the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice of redemption of Depositary Shares to one or more such holders nor any defect in any notice of redemption of Depositary Shares to one or more such holders shall affect the validity of the proceedings for redemption as to the other holders. The Company will provide the Depositary with the information necessary for the Depositary to prepare such notice and each such notice shall state: (i) the date of redemption; (ii) the applicable redemption price per Depositary Share; (iii) the class, series and number of Depositary Shares to be redeemed; (iv) the place or places where Receipts, if any, evidencing Depositary Shares are to be surrendered for payment of the redemption price; (v) procedures for surrendering Depositary Shares held in book-entry form for payment of the redemption price; (vi) that dividends in respect of the Stock represented by such Depositary Shares to be redeemed will cease to accrue on such Redemption Date; and (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Depositary Shares. If fewer than all the Depositary Shares of a particular class or series held by any such holder are to be redeemed, the notice shall also specify the number of such Depositary Shares of such class or series held by such holder to be so redeemed. If fewer than all outstanding Depositary Shares of a particular class or series are to be redeemed, the Depositary Shares to be redeemed shall be determined pro rata, by lot, or by other equitable method determined by the Company.

Notice having been mailed or transmitted by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to provide the funds necessary to redeem the Stock evidenced by the Depositary Shares called for redemption) (i) dividends on the Stock so called for redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed shall be deemed no longer to be outstanding, (iii) all rights of the holders of such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or accompanied by properly executed instruments of transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to the same fraction of the redemption price per share paid with respect to the Stock as the fraction each Depositary Share represents of a share of the Stock plus the same fraction of all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the Stock to be so redeemed and have not theretofore been paid. Subject to applicable escheat laws, any funds deposited by the Company with Computershare for any Depositary Shares that the holders thereof fail to redeem will be returned to the Company at the end of two years from the Redemption Date, after which reversion the holders of such Depositary Shares so called for redemption shall look to the general funds of the Company for the payment of such cash.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption; provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

Section 2.9 Bank Accounts. The Company acknowledges that the bank accounts maintained by Computershare in connection with the services provided under this Agreement will be in its name and that Computershare may receive investment earnings in connection with the investment at Computershare risk and for its benefit of funds held in those accounts from time to time. Neither the Company nor the record holders will receive interest on any deposits.

ARTICLE III

Certain Obligations of Holders of Receipts and the Company

Section 3.1 Filing Proofs, Certificates and Other Information. Any holder of Depositary Shares may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper or otherwise reasonably request. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Depositary Shares or the withdrawal of the Stock represented by the Depositary Shares or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2 Payment of Taxes or Other Governmental Charges. Holders of Depositary Shares shall be obligated to make payments to Computershare of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Depositary Shares or any withdrawal of Stock and all money or other property, if any, represented by Depositary Shares may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Stock or other property represented by the Depositary Shares not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Depositary Shares remaining liable for any deficiency.

Section 3.3 Warranty as to Stock. The Company hereby represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Depositary Shares.

ARTICLE IV

The Deposited Securities; Notices

Section 4.1 Cash Distributions. Whenever Computershare shall receive any cash dividend or other cash distribution on any Stock, Computershare shall, subject to Sections 3.1 and 3.2, distribute to record holders of the corresponding Depositary Shares on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares held by such holders; provided, however, that in case the Company or Computershare shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of such Stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly.

Section 4.2 Distributions other than Cash, Rights, Preferences or Privileges. Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon any Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to record holders of the corresponding Depositary Shares on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares held by such holders, in any manner that the Depositary and Company may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary, after consultation with the Company, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary, after consultation with the Company, deems such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem equitable and appropriate. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by Computershare to record holders of Depositary Shares as provided by Section 4.1 in the case of a distribution received in cash.

Section 4.3 Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the Persons in whose names any deposited Stock are recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of the corresponding Depositary Shares in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or, after consultation with the Company, not feasible to make such rights, preferences or privileges available to holders of Depositary Shares by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Depositary Shares who do not desire to execute such rights, preferences or privileges, then the Depositary, in its discretion, with approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available, may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the record holders of Depositary Shares entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered in order to be freely transferable.

If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Depositary Shares, the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

Section 4.4 Notice of Dividends, etc.; Fixing Record Date for Holders of Depositary Shares. Whenever (i) any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to any Stock, (ii) the Depositary shall receive notice of any meeting at which holders of any Stock are entitled to vote or of which holders of any Stock are entitled to notice or of any election on the part of the Company to redeem any Stock, or (iii) the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date, which shall be the same date as the record date fixed by the Company with respect to the Stock, for the determination of the holders of the corresponding Depositary Shares who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.5 Voting and Other Rights. Upon receipt of notice of any meeting at which the holders of any Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of the corresponding Depositary Shares as of the record date for such meeting a notice which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a Person designated by the Company), and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Depositary Shares on the relevant record date, the Depositary shall use its best efforts to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum amount of Stock represented by the Depositary Shares as to which any particular voting instructions are received. The Company hereby agrees to take all action that may be deemed reasonably necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of Depositary Shares, the Depositary will abstain from voting to the extent of the Stock represented by such Depositary Shares. In addition, to the extent holders of Stock may exercise other rights pursuant to the Articles of Organization (including the Certificate with respect to such Stock), then, upon the written request of holders of the corresponding Depositary Shares, the Depositary shall use its best efforts to exercise such rights on behalf of such holders. The requesting holders shall be responsible for any costs, expenses and liabilities associated with the Depositary’s exercise of any such rights on behalf of such holders, and the Depositary will not be required to take any action unless the requesting holders have provided advanced payment or offered to the Depositary indemnity satisfactory to the Depositary, in its sole discretion, against the costs, expenses and liabilities to be incurred in compliance with such request.

Section 4.6 Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc. Upon any change in par value or liquidation preference, split-up, combination or any other reclassification of any Stock, or upon any recapitalization, reorganization, merger or consolidation affecting the Company or to which it is a party, or the sale of all or substantially all of the Company’s assets, the Depositary may in its discretion with the approval, not to be unreasonably withheld, of, and shall upon the instructions of, the Company, and, in either case, in such manner as the Depositary may deem equitable, (i) make such adjustments in the fraction of an interest in one share of Stock represented by one Depositary Share as may be necessary, as certified by the Company, fully to reflect the effects of such change in par value or liquidation preference, split-up, combination or other reclassification of such Stock, or of such recapitalization, reorganization, merger, consolidation or sale and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case, the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of the corresponding Depositary Shares shall have the right from and after the effective date of any such change in par value or liquidation preference, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger, consolidation or sale to surrender such Depositary Shares to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Depositary Shares would have been converted or for which such Stock would have been exchanged or surrendered had such Depositary Shares been surrendered immediately prior to the effective date of such transaction.

Section 4.7 Delivery of Reports. The Depositary shall furnish to holders of Depositary Shares copies of any reports and communications received from the Company that are received by the Depositary as the holder of the Stock.

Section 4.8 List of Receipt Holders. Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all record holders of Depositary Shares representing each class or series of Stock evidenced thereby. The Company shall be entitled to receive such a list in respect of each class or series of Stock so evidenced four times annually without charge.

ARTICLE V

The Depositary, the Depositary’s Agents, the Registrar and the Company

Section 5.1 Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer, surrender and exchange of Depositary Shares, which books at all reasonable times will be open for inspection by the record holders of Depositary Shares;

provided, however, that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such Person’s interest as an owner of Depositary Shares.

The Depositary may close such books, at any time or from time to time, when deemed necessary by it in connection with the performance of its duties hereunder.

The Depositary may, with the approval of the Company, appoint a Registrar for registration of the Depositary Shares. If the Depositary Shares or the Stock represented by such Depositary Shares shall be listed on one or more national securities exchanges or quoted on any interdealer quotation system, the Depositary will appoint a Registrar, acceptable to the Company, for registration of such Depositary Shares in accordance with any requirements of such exchange or quotation system. Such Registrar, which may be the Depositary if so permitted by the requirements of any such exchange or quotation system, may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If such Depositary Shares or such Stock is listed on one or more other stock exchanges or quotation systems, the Depositary will, at the request and at the expense of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Depositary Shares or such Stock as may be required by law or applicable securities exchange or quotation system regulation.

The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will notify the Company of any such action.

Section 5.2 Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company. Neither the Depositary nor any Depositary’s Agent nor the Registrar nor the Company shall incur any liability to any holder of any Depositary Shares if by reason of any provision of any present or future law, or regulation thereunder, of the United States or of any other governmental authority or, in the case of the Depositary, any Depositary’s Agent or the Registrar, by reason of any provision, present or future, of the Articles of Organization or applicable Certificate or by reason of any act of war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary’s Agent, the Registrar or the Company shall be prevented, delayed or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, the Registrar or the Company incur liability to any holder of Depositary Shares (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement except, in the case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence, willful misconduct or bad faith of the party charged with such exercise or failure to exercise.

Section 5.3 Obligation of the Depositary, the Depositary’s Agents, the Registrar and the Company. Neither the Depositary nor any Depositary’s Agent nor the Registrar nor the Company assumes any obligation or shall be subject to any liability under this Agreement or any Receipt to holders of Depositary Shares other than for its gross negligence, willful misconduct or bad faith in the performance of such duties as are specifically set forth in this Agreement.

Neither the Depositary nor any Depositary’s Agent nor the Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts which in its reasonable opinion may involve it in expense or liability unless indemnity reasonably satisfactory to it against expense and liability be furnished as often as may be reasonably required.

Neither the Depositary nor any Depositary’s Agent nor the Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any holder of Depositary Shares or any other Person believed by it in good faith to be competent to give such information. The Depositary, any Depositary’s Agent, the Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. The Depositary will indemnify the Company and hold it harmless from any loss, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed or omitted by the Depositary, including when such Depositary acts as Registrar, or the Depositary’s Agents in connection with this Agreement due to its or their refusal or failure to comply with the terms of this Agreement or which arise out of its or their negligence, willful misconduct or bad faith. Notwithstanding anything contained herein to the contrary, in the absence of gross negligence, bad faith or willful misconduct, the Depositary’s aggregate liability during the term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, three times the amounts paid by the Company to Computershare and the Trust Company (as transfer agent and Depositary) as fees and charges, but not including reimbursable expenses, under the Transfer Agency and Service Agreement in effect between the Company and Computershare and the Trust Company and under this Agreement, in the twelve (12) months immediately preceding the event for which recovery from the Depositary is sought.

The Depositary, its parent, affiliates or subsidiaries, the Depositary’s Agents, and the Registrar may own, buy, sell and deal in any class of securities of the Company and its affiliates and in Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary, parent, affiliate or subsidiary or Depositary’s Agent or Registrar hereunder. The Depositary may also act as trustee, transfer agent or registrar of any of the securities of the Company and its affiliates.

It is intended that neither the Depositary nor any Depositary’s Agent nor the Registrar, acting as the Depositary’s Agent or Registrar, as the case may be, shall be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary, any Depositary’s Agent and the Registrar are acting only in a ministerial capacity as Depositary or Registrar for the Stock;

provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Agreement in its capacity as Depositary.

Neither the Depositary, nor its officers, directors, employees or agents, nor any Depositary’s Agent nor the Registrar makes any representation or has any responsibility as to the validity of any registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the Stock, the Depositary Shares or the Receipts, except for its counter-signatures thereon, or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein.

The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity or genuineness of any Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of the Depositary Shares; provided, however, that the Depositary is responsible for the representations in the Agreement and for the validity of any action taken or required to be taken by the Depositary in connection with this Agreement. The Depositary shall not be accountable for the use or application by the Company of the proceeds from the sale of the Depositary Shares.

Neither the Company nor the Depositary shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

The rights and obligations of the parties under this Section 5.3 shall survive termination of this Agreement or the resignation or removal of the Depositary.

Section 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary.

Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor Depositary all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any money or property held hereunder to such successor Depositary, and shall deliver to such successor Depositary a list of the record holders of all outstanding Depositary Shares and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Depositary Shares.

Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in its name.

Section 5.5 Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Depositary Shares, in each case at the addresses recorded in the Depositary’s books, copies of all notices and reports, including, without limitation, financial statements. required by law or by the rules of any national securities exchange or interdealer quotation system upon which the Stock or the Depositary Shares are listed or quoted, to be furnished to the record holders of the Stock or the Depositary Shares. Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request.

Section 5.6 Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary’s Agent and the Registrar against, and hold each of them harmless from, any loss, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed or omitted in connection with this Agreement and the Receipts by the Depositary, any Registrar or any of their respective agents, including any Depositary’s Agent, except for any liability due to its or their refusal or failure to comply with the terms of this Agreement or which arise out of its or their negligence, willful misconduct or bad faith on the respective parts of any such Person or Persons.

From time to time, Company may provide the Depositary with instructions concerning the services performed by the Depositary hereunder. In addition, at any time the Depositary may apply to any officer of Company for instruction and the Depositary and its agents and subcontractors shall not be liable and shall be indemnified by Company for any action taken or omitted by the Depositary in reliance upon any Company instructions. The Depositary shall not be held to have notice of any change of authority of any Person, until receipt of written notice thereof from Company.

The obligations of the Company and the rights of the Depositary set forth in this Section 5.6 shall survive termination of this Agreement and any succession of any Depositary or Depositary’s Agent.

Section 5.7 Charges and Expenses. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of this Agreement. The Company shall pay charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, all withdrawals of Stock by owners of Depositary Shares, and any redemption of the Stock at the option of the Company. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Depositary Shares, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary’s Agent hereunder, including, in each case, reasonable fees and expenses of counsel, incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company at such intervals as the Company and the Depositary may agree.

Section 5.8 Tax Compliance. The Depositary, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding, including “backup” withholding, requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

The Depositary shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 5.3 hereof.

The Depositary shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Company or to its authorized representatives.

ARTICLE VI

Amendment and Termination

Section 6.1 Amendment. The form of the Receipts and any provisions of this Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any changes in the fees of any Depositary or Registrar, which shall go into effect not sooner than three months after notice thereof to the holders of the Receipts) that materially adversely alters the rights of the holders of Depositary Shares shall be effective unless such amendment shall have been approved by the holders of at least two-thirds of such Depositary Shares. Every holder of outstanding Depositary Shares at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Shares, to be bound by the Agreement as amended thereby. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any Depositary Shares, upon surrender of such Depositary Shares (including any Receipts evidencing such Depositary Shares) and subject to any conditions specified in this Agreement, to receive Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. As a condition precedent to the Depositary’s execution of any amendment, the Company shall deliver to the Depositary a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 6.1.

Section 6.2 Termination. This Agreement may be terminated by the Company at any time upon not less than 60 days’ prior written notice to the Depositary, in which case, on a date that is not later than 30 days after the date of such notice, the Depositary shall deliver or make available for delivery to holders of Depositary Shares, upon surrender of the Receipts evidencing such Depositary Shares, such number of whole or fractional shares as are represented by such Depositary Shares. This Agreement will automatically terminate after (i) all outstanding Depositary Shares have been redeemed pursuant to Section 2.8 or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to Section 4.1 or 4.2, as applicable.

Upon the termination of this Agreement, the Company shall be discharged from all obligations under this Agreement except for its obligations to the Depositary, the Registrar and any Depositary’s Agent under Sections 5.6 and 5.7.

ARTICLE VII

Miscellaneous

Section 7.1 Counterparts. This Agreement may be executed manually in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, and all such counterparts when taken together shall constitute one and the same original instrument. Delivery of an executed counterpart of a signature page to this Agreement by fax or pdf document delivered via email shall be effective as delivery of a manually-executed counterpart of this Agreement.

Section 7.2 Exclusive Benefit of Parties. This Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

Section 7.3 Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4 Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at:

Boston Private Financial Holdings, Inc.

Ten Post Office Square

Boston, MA 02109

Facsimile No.: (617) 912-4511

with a copy to:

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

Attention:	William P. Mayer, Esq.
Samantha M. Kirby, Esq.
Facsimile:	(617) 523-1231
Email:	wmayer@goodwinprocter.com
skirby@goodwinprocter.com

or at any other address of which the Company shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or facsimile transmission confirmed by letter, addressed to the Depositary at the Depositary’s Office, at:

Computershare Trust Company, N. A.

250 Royall Street

Mail Stop: 3B

Canton, MA 02021

Attention: Client Administration

Facsimile No.: (617) 575-2549

or at any other address of which the Depositary shall have notified the Company in writing.

Any and all notices to be given to any record holder of Depositary Shares hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or by telegram or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same, or a confirmation thereof in the case of a telegram or facsimile transmission, is deposited for mailing by first class mail, postage prepaid. The Depositary or the Company may, however, act upon any telegram or facsimile transmission received by it from the other or from any holder of Depositary Shares, notwithstanding that such telegram or facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

Section 7.5 Appointment of Registrar. The Company hereby also appoints the Depositary as Registrar in respect of the Depositary Shares and the Depositary hereby accepts such appointment.

Section 7.6 Holders of Depositary Shares Are Parties. The holders of Depositary Shares from time to time shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery of the Depositary Shares.

Section 7.7 Governing Law. THIS AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS APPLICABLE TO CONTRACTS MADE IN AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 7.8 Inspection of Deposit Agreement. Copies of this Agreement and applicable Certificates shall be filed with the Depositary and the Depositary’s Agent and shall be open to inspection during business hours at the Depositary’s Office or respective offices of the Depositary’s Agent, if any, by any holder of Depositary Shares.

Section 7.9 Headings. The headings of articles and sections in this Agreement and in the form of the Receipt set forth in Exhibit A annexed hereto have been inserted for convenience only and are not to be regarded as a part of this Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

Section 7.10 Confidentiality. The Depositary and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public record holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement including the fees for services set forth in the attached schedule shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law.

[Signatures Follow]

IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Agreement as of the day and year first above set forth, and all holders of Depositary Shares shall become parties hereto by and upon acceptance by them of delivery of Depositary Shares issued in accordance with the terms hereof.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ David J. Kaye
	Name:	David J. Kaye
	Title:	Chief Financial Officer,
Treasurer and Executive Vice President

COMPUTERSHARE TRUST COMPANY, N.A. Depositary, Transfer Agent and Registrar

By:	/s/ Dennis V. Moccia
	Name:	Dennis V. Moccia
	Title:	Manager, Contract Administration

COMPUTERSHARE INC.

By:	/s/ Dennis V. Moccia
	Name:	Dennis V. Moccia
	Title:	Manager, Contract Administration

[Signature Page to Master Deposit Agreement]

Exhibit A

FORM OF TEMPORARY RECEIPT – EXCHANGEABLE FOR DEFINITIVE

ENGRAVED RECEIPT WHEN READY FOR DELIVERY

[If this Depositary Receipt is issued in global form, include the following: Unless this Depositary Receipt is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Boston Private Financial Holdings, Inc. or its agent for registration of transfer, exchange or payment, and any Depositary Receipt issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

DEPOSITARY SHARES
THIS DEPOSITARY RECEIPT IS TRANSFERABLE IN BOSTON, MA OR NEW YORK, NY
CUSIP { }

SEE REVERSE FOR CERTAIN DEFINITIONS AND FOR LEGEND DESCRIBING CERTAIN RESTRICTIONS ON OWNERSHIP AND TRANSFER

DEPOSITARY RECEIPT FOR

DEPOSITARY SHARES EACH

REPRESENTING 1/40th OF A SHARE

OF 6.95% NON-CUMULATIVE

PERPETUAL PREFERRED STOCK,

SERIES D, OF BOSTON PRIVATE

FINANCIAL HOLDINGS, INC.

INCORPORATED UNDER THE LAWS

OF THE COMMONWEALTH OF

MASSACHUSETTS

COMPUTERSHARE TRUST COMPANY, N. A., as Depositary (the “Depositary”),

hereby certifies that

is the registered owner of                     DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing a 1/40th interest in one share of 6.95% Non-Cumulative Perpetual Preferred Stock, Series D (the “Stock”), of Boston Private Financial Holdings, Inc., a Massachusetts corporation (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Master Deposit Agreement dated as of

April 24, 2013 (the “Deposit Agreement”), between the Company, the Depositary and the holders from time to time of Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual and/or facsimile signature of a duly authorized officer.

This Depositary Receipt is continued on the reverse hereof and the additional provisions set forth therein, including, without limitation, those relating to redemption, for all purposes have the same effect as if set forth at this place.

Dated:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A.

Depositary, Transfer Agent and Registrar

By:

Authorized Officer

[REVERSE]

THE DEPOSITARY SHARES REPRESENTED BY THIS DEPOSITARY RECEIPT ARE SUBJECT TO THE PROVISIONS OF THE DEPOSIT AGREEMENT, THE RESTATED ARTICLES OF ORGANIZATION OF THE COMPANY, AS AMENDED (THE “ARTICLES OF ORGANIZATION”), INCLUDING THE CERTIFICATE OF DESIGNATIONS RELATING TO THE STOCK (“CERTIFICATE”), AND THE AMENDED AND RESTATED BY-LAWS OF THE COMPANY, AS AMENDED (THE “BYLAWS”). A COPY OF THE DEPOSIT AGREEMENT, ARTICLES OF ORGANIZATION (INCLUDING THE CERTIFICATE) AND BYLAWS ARE ON FILE WITH THE SECRETARY OF THE COMPANY AND WILL BE FURNISHED BY THE COMPANY TO THE HOLDER OF THIS DEPOSITARY RECEIPT UPON WRITTEN REQUEST AND WITHOUT CHARGE.

THE COMPANY IS AUTHORIZED TO ISSUE ONE OR MORE SERIES OR CLASSES OF STOCK. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF DEPOSITARY SHARES WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF THE COMPANY’S STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

1. The Deposit Agreement. Depositary receipts (“Depositary Receipts”), of which this Depositary Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement. The Deposit Agreement (copies of which are on file at the principal office maintained by the Depositary which at the time of the execution of the Deposit Agreement is located at 250 Royall Street, Mail Stop: 45-02-62, Canton, MA 02021 (the “Depositary’s Office”) and at the office of any agent of the Depositary) sets forth the rights of holders of Depositary Receipts and the rights and duties of the Depositary. The statements made on the face and the reverse of this Depositary Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Depositary Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.

2. Definitions. Unless otherwise expressly herein provided, all defined terms used in this summary of the Deposit Agreement shall have the meanings ascribed thereto in the Deposit Agreement.

3. Redemption of Stock. Whenever the Company shall elect to redeem Stock, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary not less than 30 days’ notice of the date of such proposed redemption of Stock and of the amount of such Stock held by the Depositary to be so redeemed and the applicable redemption price. The Depositary shall mail notice of the Company’s redemption of Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be so redeemed by first-class mail, postage prepaid, promptly upon the Depositary’s receipt of the Company’s notice to redeem the Stock and, in any event, not fewer than 30 nor more than 60 days prior to the Redemption Date, to the record holders of the Depositary Shares to be so redeemed, at the addresses of such holders as they appear on the records of the Depositary. On the date of such redemption, provided that the Company shall then have paid or caused to be paid in full to the Depositary the redemption price of the Stock to be redeemed, plus an amount equal to all accrued and unpaid dividends (whether or not declared) thereon up to, but excluding the Redemption Date, without interest, the Depositary shall redeem the number of Depositary Shares representing such redeemed Stock. If fewer than all outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be determined pro rata, by lot, or by other equitable method determined by the Company. If fewer than all of the Depositary Shares evidenced by this Depositary Receipt are called for redemption, the Depositary will deliver to the holder of this Depositary Receipt upon its surrender to the Depositary, together with the redemption payment, a new Depositary Receipt evidencing the Depositary Shares evidenced by this Depositary Receipt and not called for redemption; provided, however, that the Depositary shall not issue a Depositary Receipt evidencing a fractional Depositary Share.

Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Company shall have failed to provide the funds necessary to redeem the Stock evidenced by the Depositary Shares called for redemption) (i) dividends on the Stock so called for redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed shall be deemed no longer to be outstanding, (iii) all rights of the holders of such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, terminate and (iv) upon surrender in accordance with such redemption notice of the Depositary Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or accompanied by properly executed instruments of transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to the same fraction of the redemption price per share paid with respect to the Stock as the fraction each Depositary Share represents of a share of the Stock plus the same fraction of all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the Stock to be so redeemed and have not theretofore been paid. Subject to applicable escheat laws, any funds deposited by the Company with the Depositary for any Depositary Shares that the holders thereof fail to redeem will be returned to the Company at the end of two years from the Redemption Date, after which reversion the holders of such Depositary Shares so called for redemption shall look to the general funds of the Company for the payment of such cash. The foregoing is subject further to the terms and conditions of the Certificate.

4. Surrender of Depositary Receipts and Withdrawal of Stock. Any holder of Depositary Shares representing any number of whole shares of Stock may (unless such Depositary Shares have previously been called for redemption) withdraw the Stock and all money and other property, if any, represented thereby by surrendering such Depositary Shares at the Depositary’s Office or at such other place or places as the Depositary may determine for such withdrawals and paying any unpaid amount due the Depositary. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder or to the person or persons designated by such holder, the number of whole shares of Stock and all money and other property, if any, represented by the Depositary Shares so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor. If Depositary Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or upon his order, a new Depositary Receipt evidencing such excess number of Depositary Shares, provided, however, that the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

5. Transfers, Split-ups, Combinations. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register in its books from time to time transfers of the Depositary Shares evidenced by this Depositary Receipt upon any surrender of this Depositary Receipt by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer as well as a signature guarantee of such holder or authorized attorney by eligible guarantor institution which is a participant in a medallion guarantee program approved by the Securities Transfer Association. Thereupon, the Depositary shall execute a new Depositary Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by this Depositary Receipt and deliver such new Depositary Receipt or Receipts to or upon the order of the person entitled thereto. Upon surrender of this Depositary Receipt at the Depositary’s Office or at such other place or places as it may determine for the purpose of effecting a split-up of this Depositary Receipt or combination of this Depositary Receipt with one or more other Depositary Receipts, and subject to the terms and conditions of the Deposit Agreement, the Depositary shall execute and deliver a new Depositary Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Depositary Receipt or Receipts surrendered; provided, however, that the Depositary shall not issue any Depositary Receipt evidencing a fractional Depositary Share.

6. Conditions to Signing and Delivery, Transfer, etc., of Depositary Receipts. As a condition precedent to the execution and delivery, split-up or combination of this Depositary Receipt or surrender, exchange or registration of transfer of the Depositary Shares evidenced by this Depositary Receipt, the Depositary, any of the Depositary’s Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of this Depositary Receipt pursuant to the terms of the Deposit Agreement; (ii) production of evidence satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of the Deposit Agreement.

7. Suspension of Delivery, Transfer, etc. The delivery of Depositary Receipts and the surrender, exchange or registration of transfer of Depositary Shares may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, stock exchange, interdealer quotation system or the Financial Industry Regulatory Authority or under any provision of the Deposit Agreement.

8. Amendment. The form of this Depositary Receipt and any provision of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any changes in the fees of any Depositary or Registrar, which shall go into effect not sooner than three months after notice thereof to the holders of the Depositary Receipts) that materially adversely alters the rights of holders of Depositary Shares shall be effective unless such amendment shall have been approved by the holders of at least two-thirds of the Depositary Shares. The holder of the Depositary Shares evidenced by this Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Shares, to be bound by the Deposit Agreement as amended thereby. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any Depositary Shares, upon surrender of such Depositary Shares (including any Depositary Receipts evidencing such Depositary Shares) and subject to any conditions specified in the Deposit Agreement, to receive Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law.

9. Charges and Expenses. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement, except such charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Shares.

10. Title to Depositary Shares. Title to the Depositary Shares evidenced by this Depositary Receipt is transferable by delivery of this Depositary Receipt, properly endorsed or accompanied by a properly executed instrument of transfer and including a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Depositary; provided, however, that until transfer of the Depositary Shares evidenced by this Depositary Receipt has been registered on the books of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner of the Depositary Shares evidenced by this Depositary Receipt for the purpose of determining the person entitled to (i) distributions of dividends or other distributions, (ii) the exercise of redemption or voting rights, or (iii) to any notice provided for in the Deposit Agreement and for all other purposes.

11. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall, subject to the provisions of the Deposit Agreement, distribute to record holders of the corresponding Depositary Shares on the record date fixed pursuant to the Deposit Agreement such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes or as otherwise required by law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly.

12. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names any deposited Stock are recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance, subject to the provisions of the Deposit Agreement, be made available by the Depositary to the record holders of Depositary Shares in such manner as the Depositary may determine in accordance with the Deposit Agreement.

13. Notice of Dividends, Fixing of Record Date. Whenever (i) any cash dividend or other cash distribution shall become payable, or any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the Stock, (ii) the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or of any election on the part of the Company to redeem any Stock, or (iii) the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date, which shall be the same date as the record date fixed by the Company with respect to the Stock, for the determination of the holders of the corresponding Depositary Shares who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

14. Voting and Other Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Depositary Shares as of the record date for such meeting a notice, which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company), and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of Depositary Shares on such record date, the Depositary shall use its best efforts to vote or cause to be voted, in accordance with the instructions set forth in such request, the Stock represented by such holders’ Depositary Shares. The Company hereby agrees to take all action that may be deemed reasonably necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of the Depositary Shares evidenced by this Depositary Receipt, the Depositary will abstain from voting to the extent of the Stock represented by such Depositary Shares. In addition, to the extent holders of Stock may exercise other rights pursuant to the Articles of Organization (including the Certificate), then, upon the written request of holders of Depositary Shares, the Depositary shall use its best efforts to exercise such rights on behalf of such holders. The requesting holders shall be responsible for any costs, expenses and liabilities associated with the Depositary’s exercise of any such rights on behalf of such holders, and the Depositary will not be required to take any action unless the requesting holders have provided advanced payment or offered to the Depositary indemnity satisfactory to the Depositary, in its sole discretion, against the costs, expenses and liabilities to be incurred in compliance with such request.

15. Reports, Inspection of Transfer Books. The Depositary shall furnish to holders of Depositary Shares copies of any reports and communications received from the Company that are received by the Depositary as the holder of the Stock. The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer, surrender and exchange of

Depositary Shares, which books at all reasonable times will be open for inspection by the record holders of Depositary Shares; provided, however, that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares.

16. Liability of the Depositary, the Depositary’s Agents, the Registrar and the Company. Neither the Depositary nor any Depositary’s Agent nor the Registrar nor the Company shall incur any liability to any holder of Depositary Shares, if by reason of any provision of any present or future law, or regulation thereunder, of the United States or any other governmental authority or, in the case of the Depositary, any Depositary’s Agent or the Registrar, by reason of any provision, present or future, of the Articles of Organization or the Certificate or by reason of any act of war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary’s Agent, the Registrar or the Company shall be prevented, delayed or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, the Registrar or the Company incur liability to any holder of Depositary Shares (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of the Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement except, in the case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the gross negligence, willful misconduct or bad faith of the party charged with such exercise or failure to exercise.

17. Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company. Neither the Depositary nor any Depositary’s Agent nor the Registrar nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement or this Depositary Receipt to the holder hereof, other than for its gross negligence, willful misconduct or bad faith in the performance of such duties as are specifically set forth in the Deposit Agreement.

Neither the Depositary nor any Depositary’s Agent nor the Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, Depositary Shares or Depositary Receipts which in its reasonable opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against expense and liability be furnished as often as may be reasonably required.

Neither the Depositary nor any Depositary’s Agent nor the Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any holder of Depositary Shares or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary’s Agent, the Registrar and the Company may each rely and shall be protected in acting upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

18. Termination of Deposit Agreement. The Deposit Agreement may be terminated by the Company at any time upon not less than 60 days’ prior written notice to the Depositary, in which case, on a date that is not later than 30 days after the date of such notice, the Depositary shall deliver or make available for delivery to holders of Depositary Shares, upon surrender of the Depositary Receipts, such number of whole or fractional shares as are represented by such Depositary Shares.

19. Governing Law. The Deposit Agreement and this Depositary Receipt and all rights thereunder and hereunder and provisions thereof and hereof shall be governed by, and construed in accordance with, the law of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common                         UNIF GIFT MIN ACT—                            Custodian

                                                                                                                                        (Cust)                                   (Minor)

                                                                                                       under Uniform Gifts  to Minors Act

                                                                                                                                                                            (State)

TEN ENT — as tenants by the entireties                    UNIF TRF MIN ACT—                 Custodian (until age     )

                                                                                                                                 (Cust)                                            (Minor)

                                                                                                            under  Uniform Transfers to Minors Act

                                                                                                                                                                                      (State)

JT TEN —	as joint tenants with right of
survivorship and not as
tenants in common

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE.

For Value Received,	hereby sell, assign and transfer unto

(Please print or typewrite name and address including postal zip code of assignee)

Depositary Shares

evidenced by the within Depositary Receipt, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated	,	20

Signature:
Notice:	The signature to this assignment must correspond with the name as written upon the face of this depositary receipt in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed Medallion Guaranty Stamp:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

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